UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  November 21, 2005

Aspyra, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	0-12551	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On November 22, 2005, Aspyra, Inc. (“Aspyra”), formerly known as Creative Computer Applications, Inc., completed the previously announced merger of Xymed.com, Inc., a Delaware corporation and wholly owned subsidiary of Aspyra, with and into StorCOMM, Inc. (“StorCOMM”), a Delaware corporation, pursuant to the terms of the Agreement and Plan of Reorganization, dated August 16, 2005 (the “Merger Agreement”), by and among Aspyra, Xymed.com, Inc. and StorCOMM. As a result of the merger, StorCOMM has become a wholly owned subsidiary of Aspyra.

Pursuant to the Merger Agreement, every 100 shares of StorCOMM common stock outstanding at the time of the merger was converted into the right to receive 2.4728 shares of Aspyra common stock (referred to in this Current Report on Form 8-K as the exchange rate). StorCOMM shareholders will receive cash instead of fractional shares of Aspyra common stock. Each outstanding share of Aspyra common stock remained unchanged in the merger.

Prior to the merger, StorCOMM option holders were given the opportunity to cancel their existing StorCOMM options. Those StorCOMM option holders that elected to cancel their options will receive the same number of Aspyra options that they would have received had they exchanged their options in the merger, except that the Aspyra options they will receive will have an exercise price equal to the fair market value of Aspyra common stock on the date of grant and a two-year vesting schedule. At the effective time of the merger, each outstanding option that was not voluntarily cancelled prior to the merger (referred to in this Current Report on Form 8-K as assumed options) and all warrants to purchase shares of StorCOMM common stock were assumed by Aspyra and were converted into the right to receive options or warrants to purchase shares of Aspyra common stock. The number of shares of Aspyra common stock subject to each assumed option and warrant was determined on the same basis as the exchange rate applicable to all outstanding shares of StorCOMM common stock, and rounded to the nearest whole number (with no cash payable for any fractional share eliminated by such rounding). The exercise price of the assumed options or warrants is equal to the exercise price per share under the original option or warrant divided by the exchange rate applicable to all outstanding shares of StorCOMM common stock, and rounded to the nearest whole cent. After adjusting the assumed options and warrants to reflect the application of the exchange rate and the assumptions by Aspyra, all other terms of the assumed options and warrants remained unchanged.

On November 22, 2005, simultaneously with the closing of the merger, Aspyra sold in a private placement 1,500,000 shares of its common stock and warrants to purchase up to 300,000 shares of its common stock pursuant to the terms of the Common Stock and Warrant Purchase Agreement, dated August 18, 2005, by and among Aspyra and each of the Purchasers listed on Schedule 1 thereto. The shares of common stock and warrants were sold in units, with each unit consisting of a single share of Aspyra common stock and 1/5 of a warrant to purchase one share of Aspyra common stock. The price per unit was $2.00 for an aggregate purchase price of $3 million.  The exercise price of the warrants is $3.00 per share.  These shares were issued and sold pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) that is available for offers and sales to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act.

Aspyra expects to issue approximately 3,703,887 shares of common stock in the merger, on a fully diluted basis. Following the merger and simultaneous sale of 1,500,000 units in the private placement, StorCOMM shareholders own approximately 40.2% of the outstanding shares of common stock of Aspyra and the original Aspyra shareholders own approximately 40.2% of the outstanding shares of common stock of Aspyra, in both cases on a fully diluted basis, with the remainder owned by the investors in the private placement.

Bradford G. Peters and C. Ian Sym-Smith, who are members of the StorCOMM board, will serve as members of Aspyra’s board of directors and Samuel G. Elliott and William W. Peterson, who are members of the StorCOMM management, will serve as the chief international officer and the chief sales, marketing and product management officer, respectively, of Aspyra.

Aspyra filed a registration statement on Form S-4 (File No. 333-128795), as amended (the “Registration Statement”), registering under the Securities Act , the shares of Aspyra’s common stock issued or reserved for issuance in connection with the merger.  The Registration Statement contains additional information about the merger and the private placement and the foregoing description is qualified in its entirety by reference to the Registration Statement.

Item 3.02                                             Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01                                             Change in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 22, 2005, Samuel G. Elliott and William W. Peterson were appointed the chief international officer and the chief sales, marketing and product management officer, respectively, of Aspyra. In connection with their appointment, Messrs. Elliott and Peterson have entered into new employment agreements with Aspyra. The employment agreements are for a period of 24 months from the effective date of the merger. Either Aspyra or the executives may terminate the employment agreements at any time for any reason. A summary of the material terms of the employment agreements follows:

Title and Salary.   Mr. Elliott will have the title of chief international officer and will receive an annual base salary of $180,000 per year and Mr. Peterson will have the title of chief sales, marketing and product management officer and will receive an annual base salary of $150,000 per year.

Annual Bonus.   The compensation committee of Aspyra is responsible for administering a management incentive bonus plan that is predicated on the pre-tax profitability of the overall company. Bonus pool funds will be allocated according to two criteria. 50% of the pool should be awarded to the participants according to salary percentage. The remaining 50% will be allocated according to the accomplishment of individual goals set for each plan participant.

Benefits.   Messrs. Elliott and Peterson will participate in Aspyra’s employee benefits plans and programs.

Option Grant.   The Compensation Committee of Aspyra is responsible for administering the company’s Equity Incentive Plan upon approval of the shareholders. No grants have been made under the plan and the committee intends to review such grants upon the approval of the shareholders.

Severance Benefits.   If Messrs. Elliott or Peterson are terminated for death or disability, for “cause,” or if the executive terminates his employment other than for “good reason,” Aspyra will pay all accrued and unpaid salary and bonus to the executive (or his beneficiaries in the case of death), as well as provide any accrued benefits and any benefits required to be provided by law. The executive (or his beneficiaries in the case of death) will also be allowed to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the instruments governing the options or warrants. If either Mr. Elliott or Mr. Peterson is terminated without cause or terminates his employment for good reason, the executive will receive the same benefits as he would have received for any other type of termination as described above. In addition, he will be entitled to severance pay for a period of 6 months, commencing on the 30th day following the termination date, equal to his monthly base salary in effect immediately prior to the termination. For purposes of the employment agreements, “cause” means any willful breach of duty by the executive in the course of his employment, continued violation of Aspyra’s policies after notice, violation of Aspyra’s insider trading policies, conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, engaging in activities which materially defame Aspyra, engaging in conduct which is materially injurious to Aspyra, or the executive’s gross negligence or continued failure of his duties. In addition, “good reason” means the occurrence of Aspyra’s material and uncured breach of the employment agreement, or, in the event of a change in control of Aspyra, a reduction of total compensation, benefits, and perquisites, relocation greater than 50 miles, or material change in position or duties.

A brief description of Mr. Elliott’s and Mr. Peterson’s business experience is contained below:

Samuel G. Elliott has served as StorCOMM’s chief executive officer since March 1999 and as managing director of StorCOMM Technologies Ltd., a wholly owned subsidiary of StorCOMM organized under the laws of the United Kingdom, since March 1998. From October 1996 to March 1998, Mr. Elliott served as the sales development manager of Comdisco Healthcare Group U.K., an asset management company and a subsidiary of Comdisco Inc. U.S.A. Mr. Elliott served as national sales development manager of PPP Lifetime Care plc., a private medical insurance company and a subsidiary of Private Patients Plan Group, from July 1992 to September 1996. Mr. Elliott will remain the managing director of StorCOMM Technologies Ltd. following the merger.

William W. Peterson has served as StorCOMM’s chief operating officer since May 2002. Mr. Peterson joined StorCOMM in March 2001 as regional vice president-central and was promoted to senior vice president of sales in May 2001 and chief operating officer in May 2002. From 1990 to 2000 Mr. Peterson served as vice president, sales, marketing, and operations for Lynn Medical, a distributor of PAC’s systems. Prior to that, he was involved in multiple startup companies in the healthcare marketplace.

Bruce M. Miller and James R. Helms did not stand for re-election as a director of Aspyra at the annual meeting of the shareholders on November 21, 2005.

Item 5.03                                             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the merger described in Item 2.01, Creative Computer Applications, Inc. changed its name to “Aspyra, Inc.” and its trading symbol to “APY.” The company filed an amendment to its articles of incorporation with the California Secretary of State on November 21, 2005 effecting the name change.  A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 7.01                                             Regulation FD Disclosure.

On November 23, 2005, Aspyra issued a press release announcing the closing of the merger and the private placement.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information in this Item 7.01 of this report, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this Current Report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Item 7.01 contains is material investor information that is not otherwise publicly available.

Item 9.01                                   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Reorganization, dated August 16, 2005 (incorporated by reference from Annex A of the joint proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-128795).

3.1	Certificate of Amendment to Articles of Incorporation.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 23, 2005	Aspyra, Inc.

/s/ Steven M. Besbeck
Steven M. Besbeck
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Reorganization, dated August 16, 2005 (incorporated by reference from Annex A of the joint proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-128795).

3.1	Certificate of Amendment to Articles of Incorporation.
99.1	Press Release.